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Filed pursuant to Rule 424(b)(5)
Registration No. 333-240139

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregateo Offering Price	Amount of registration fee(1)

1.300% Notes due 2025	$400,000,000	99.694%	$398,776,000	$51,761.13

2.150% Notes due 2030	$500,000,000	99.722%	$498,610,000	$64,719.58

Total	$900,000,000		$897,386,000	$116,480.71

(1)
The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Prospectus Supplement
(to Prospectus dated July 28, 2020)

$400,000,000 1.300% Senior Notes Due 2025

$500,000,000 2.150% Senior Notes Due 2030

         We are offering $400,000,000 aggregate principal amount of 1.300% senior notes due August 15, 2025 (the "2025 notes") and $500,000,000 aggregate principal amount of 2.150% senior notes due August 15, 2030 (the "2030 notes" and, together with the 2025 notes, the "notes"). The 2025 notes will mature on August 15, 2025 and the 2030 notes will mature on August 15, 2030. The notes of each series will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will pay interest on the notes semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021.

         We may redeem some or all of the notes of each series at any time before the applicable maturity date at the applicable redemption price described in this prospectus supplement under "Description of Notes—Optional Redemption." If a change of control repurchase event occurs, as described in this prospectus supplement, unless we have exercised our option to redeem the notes, we will be required to offer to repurchase the notes at the price described under "Description of Notes—Repurchase of Notes upon a Change of Control Repurchase Event."

         The notes will be our senior unsecured obligations and will rank equally with our other existing and future unsecured senior debt from time to time outstanding.

         Each series of notes is a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or quoted on any automated dealer quotation system.

         Investing in the notes involves risks. You should consider carefully the risks set forth in "Risk Factors" beginning on page S-5, as well as the risks set forth in our other filings with the Securities and Exchange Commission, or the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in the notes.

         Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to public(1)	Underwriting discount	Proceeds to us (before expenses)(1)

Per 2025 note	99.694%	0.60%	99.094%

2025 notes total	$398,776,000	$2,400,000	$396,376,000

Per 2030 note	99.722%	0.65%	99.072%

2030 notes total	$498,610,000	$3,250,000	$495,360,000

Total	$897,386,000	$5,650,000	$891,736,000

(1)
Plus accrued interest, if any, from August 3, 2020, if settlement occurs after that date.

         The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A., and Euroclear Bank SA/NV, on or about August 3, 2020.

Joint Book-Running Managers

J.P. Morgan	BofA Securities	Wells Fargo Securities

Senior Co-Managers

PNC Capital Markets LLC	TD Securities

Co-Managers

BNP PARIBAS	MUFG	US Bancorp

HSBC	KeyBanc Capital Markets	SunTrust Robinson Humphrey	Comerica Securities

July 28, 2020

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the notes offered hereby. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

        Generally, when we refer to this "prospectus," we are referring to both documents combined. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the heading "Where You Can Find More Information" and "Information We Incorporate by Reference." If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, including any information that we incorporate by reference, or any free writing prospectus that we distribute. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or contained in any free writing prospectus is accurate as of any date other than the date of the document.

        We are not, and the underwriters are not, making an offer to sell or soliciting an offer to buy securities in any jurisdiction in which an offer, solicitation or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to whom it is unlawful to make an offer or solicitation.

        Throughout this prospectus supplement, when we use the terms "Reliance," "we," "us," "our" and similar terms, we are referring to Reliance Steel & Aluminum Co. and its subsidiaries, collectively, as the context requires.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC to register the securities offered by this prospectus supplement under the Securities Act of 1933, as amended, or the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus supplement.

        In addition, we file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public from the SEC's website at http://www.sec.gov. We also make available free of charge on our website, www.rsac.com, all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information on our website is not incorporated by reference and does not constitute part of this prospectus supplement.

S-ii

 INFORMATION WE INCORPORATE BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered part of this prospectus supplement from the date we file that document. Information that we file later with the SEC and that is incorporated by reference in this prospectus supplement will automatically update and may supersede information contained or incorporated by reference in this prospectus supplement.

        We incorporate by reference in this prospectus supplement the documents and portions of documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 27, 2020 (including the portions of our definitive proxy statement for our 2020 annual meeting of stockholders, filed on April 9, 2020, incorporated by reference therein);

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 1, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed on July 24, 2020; and

  •
  our Current Report on Form 8-K filed on May 22, 2020.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus supplement (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our internet website at www.rsac.com or by writing or calling us at the following address and telephone number: Reliance Steel & Aluminum Co., Attention: Senior Vice President, General Counsel and Corporate Secretary, 350 South Grand Avenue, Suite 5100, Los Angeles, California 90071, Telephone: (213) 687-7700.

S-iii

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we authorize for use in connection with this offering contain certain statements that are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Our forward-looking statements may include, but are not limited to, discussions of our industry, our end markets, our business strategies and our expectations concerning future demand and our results of operations, margins, profitability, impairment and restructuring charges, taxes, liquidity, litigation matters and capital resources. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "preliminary," "range" and "continue," the negative of these terms, and similar expressions. All statements contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein and any free writing prospectus that we authorize for use in connection with this offering, other than statements of historical fact, are forward-looking statements. These forward-looking statements are based on management's estimates, projections and assumptions as of the date of such statements.

        Forward-looking statements involve known and unknown risks and uncertainties and are not guarantees of future performance. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, actions taken by us, including restructuring or cash-preservation initiatives, as well as developments beyond our control, including, but not limited to, the impact of the novel strain of coronavirus ("COVID-19") outbreak and changes in worldwide and U.S. economic conditions that materially impact our customers and the demand for our products and services. The extent to which the COVID-19 pandemic will continue to negatively impact our operations will depend on future developments which are highly uncertain and cannot be predicted, including the duration of the outbreak, new information which may emerge concerning the severity or duration of the COVID-19 pandemic, the actions taken to control the spread of COVID-19 or treat its impact, and changes in worldwide and U.S. economic conditions. Further deteriorations in economic conditions, as a result of COVID-19 or otherwise, could lead to a further or prolonged decline in demand for our products and services and negatively impact our business, and may also impact financial markets and corporate credit markets which could adversely impact our access to financing, or the terms of any financing. We cannot at this time predict the extent of the impact of the COVID-19 pandemic and resulting economic impact, but it could have a material adverse effect on our business, financial position, results of operations and cash flows. Other factors which could cause actual results to differ materially from our forward-looking statements include those disclosed in this report and in other reports we have filed with the SEC. Important risks and uncertainties about our business can be found elsewhere in this prospectus supplement, including the information set forth under "Risk Factors," and in Item 1A "Risk Factors," both in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC. As a result, these statements speak only as of the date that they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

S-iv

SUMMARY

        This summary highlights information contained or incorporated by reference in this prospectus supplement, but does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement and the information in the documents incorporated by reference into this prospectus supplement. You should carefully consider, among other things, the matters discussed in the sections titled "Risk Factors" in our SEC reports that are incorporated by reference into this prospectus supplement.

Reliance Steel & Aluminum Co.

        Reliance is a leading diversified metal solutions provider in North America (U.S. and Canada) and has been serving our customers for more than 80 years. Through a network of more than 300 locations in 40 U.S. states and in 13 countries outside the U.S., Reliance provides value-added metals processing services and distributes a full line of over 100,000 metal products, including alloy, aluminum, brass, copper, carbon steel, stainless steel, titanium and specialty steel products, to more than 125,000 customers in a broad range of industries. We focus on small orders with quick turnaround and increasing levels of value-added processing. We have made significant investments in our businesses in recent years, including investments in advanced, state-of-the-art value-added processing equipment to better service our customers while simultaneously increasing our gross profit margin, resulting in higher earnings levels.

        For the year ended December 31, 2019, our net sales were $10.97 billion and our net income attributable to Reliance was $701.5 million. For the six months ended June 30, 2020, our net sales were $4.6 billion and our net income attributable to Reliance was $141.9 million.

        Our primary business strategy is to provide the highest levels of quality and service to our customers in the most efficient operational manner, allowing us to maximize our financial results. Our growth strategy is based on increasing our operating results through organic growth activities and strategic acquisitions that enhance our product, customer and geographic diversification with a focus on higher margin specialty products and value-added processing services. We focus on improving the operating performance at acquired locations by integrating them into our operational model and providing them access to capital and other resources to promote growth and efficiencies. We believe our focused growth strategy of diversifying our products, customers and geographic locations and increasing the level of value-added services provided to our customers makes us less vulnerable to regional or industry-specific economic volatility and somewhat lessens the negative impact of volatility experienced in commodity pricing and cyclicality of our customer end markets, as well as general economic trends. We also believe that our focus on servicing customers with small order sizes and quick turnaround, along with our growth and diversification strategy have been instrumental in our ability to produce industry-leading operating results among publicly traded metals service center companies in North America.

        Our principal executive offices are located at 350 South Grand Avenue, Suite 5100, Los Angeles, California 90071. Our website address is www.rsac.com. Information contained on our website or any other website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

 The Offering

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes.

Issuer	Reliance Steel & Aluminum Co.
Notes Offered	$400,000,000 aggregate principal amount of 1.300% senior notes due 2025 and $500,000,000 aggregate principal amount of 2.150% senior notes due 2030.
Maturity Date	The 2025 notes will mature on August 15, 2025 and the 2030 notes will mature on August 15, 2030.
Interest
Interest on the 2025 notes will accrue from their date of issuance at a rate of 1.300% per year. Interest on the 2030 notes will accrue from their date of issuance at a rate of 2.150% per year. Interest on the notes will be payable in cash semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021.
Ranking
The notes will be our senior unsecured obligations and will rank equally with our other existing and future senior unsecured debt from time to time outstanding. At June 30, 2020, we had on a consolidated basis approximately $1.5 billion of unsubordinated debt outstanding, all of which was unsecured, including amounts outstanding under bank credit facilities. The notes will not be guaranteed by any of our subsidiaries and so will be structurally subordinated to all of the obligations of these subsidiaries, including trade payables and lease obligations. At June 30, 2020, our subsidiaries had outstanding approximately $13.2 million of total debt (excluding intercompany debt and $1.9 million of finance leases).
Optional Redemption
Prior to (i) with respect to the 2025 notes, July 15, 2025 (one month prior to the maturity date of the 2025 notes), and (ii) with respect to the 2030 notes, May 15, 2030 (three months prior to the maturity date of the 2030 notes), we may redeem all or a portion of either series of notes at any time, at our option, at a redemption price equal to the greater of:
• 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of redemption, and

•

the sum of the present values of the remaining scheduled payments (assuming that the 2025 notes matured on July 15, 2025 and the 2030 notes matured on May 15, 2030) of principal and interest in respect thereof (exclusive of interest accrued to the redemption date) discounted to the redemption date, on a semi-annual basis, at the treasury rate plus 20 basis points in the case of the 2025 notes and plus 25 basis points in the case of the 2030 notes, plus in each case accrued and unpaid interest to, but excluding, the date of redemption.

On or after (i) with respect to the 2025 notes, July 15, 2025 (one month prior to the maturity date of the 2025 notes), and (ii) with respect to the 2030 notes, May 15, 2030 (three months prior to the maturity date of the 2030 notes), we may redeem all or a portion of the notes at any time, at our option, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of redemption.
See "Description of Notes—Optional Redemption."
Change of Control Offer
If a change of control repurchase event as described in this prospectus supplement occurs, then we will be required to offer to repurchase the notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase. See "Description of Notes—Repurchase of Notes upon a Change of Control Repurchase Event."
Use of Proceeds
The net proceeds from this offering will be approximately $889.0 million, after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to repay outstanding indebtedness under our unsecured revolving credit facility and our unsecured term loan and for general corporate purposes. See "Use of Proceeds."
Further Issuances
The 2025 notes will initially be limited to an aggregate principal amount of $400 million and the 2030 notes will initially be limited to an aggregate principal amount of $500 million. We may, from time to time, without your consent, increase the aggregate principal amount of the notes of either series by issuing additional notes in the future on the same terms and conditions, except for the public offering price and the issue date and, if applicable, the initial interest accrual date and the initial interest payment date. Any additional notes and the notes of the related series offered hereby will constitute a single series of debt securities under the indenture for the notes; provided that any such additional notes that are not fungible with the notes of the related series offered hereby for U.S. federal income tax purposes will have a separate CUSIP number.

Covenants	The indenture governing the notes will contain various covenants. These covenants are subject to a number of important qualifications and exceptions. See "Description of Notes—Certain Covenants."
Form and Denomination
The notes will be offered in book-entry form through the facilities of The Depository Trust Company in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Investors may elect to hold interests in the notes through Clearstream Banking, S.A., or Euroclear Bank SA/NV, as operator of the Euroclear System, if they are participants in these systems, or indirectly through organizations which are participants in these systems.
Risk Factors
You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference. In particular, you should evaluate the information set forth under "Forward-Looking Statements" and "Risk Factors" in this prospectus supplement and "Item 1A. Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2019, and "Item 1A. Risk Factors" in our quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, which are incorporated by reference herein, before deciding whether to invest in the notes.
Listing	The notes will not be listed on any securities exchange or quoted on any automated dealer quotation system.
Governing Law	State of New York.
Trustee	Wells Fargo Bank, National Association.
Conflicts of Interest
Affiliates of certain underwriters will receive at least 5% of the net offering proceeds in connection with the repayments of amounts outstanding under our unsecured revolving credit facility and our unsecured term loan. See "Use of Proceeds." Accordingly, this offering is made in compliance with the requirements of the Financial Industry Regulatory Authority ("FINRA") Rule 5121. Because the notes offered hereby have an investment grade rating, the appointment of a qualified independent underwriter will not be necessary. The underwriters subject to FINRA Rule 5121 will not confirm sales of the securities to any account over which it exercises discretionary authority without the prior written approval of the customer. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

RISK FACTORS

        Investing in the notes involves various risks, including the risks below. You should carefully consider these risks, including the risk factors, including those related to the COVID-19 pandemic, contained in our annual report on Form 10-K for the year ended December 31, 2019 and in our quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, which are incorporated by reference herein, as well as the other information contained in or incorporated by reference into this prospectus supplement, before investing in the notes. You could lose part or all of your investment.

Risks Related to the Notes

An active trading market for the notes may not develop, and if a trading market does develop, the market price of the notes may fluctuate.

        Each series of notes is a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. We cannot provide you with any assurance regarding (1) whether a trading market for the notes will develop, or, if a market develops, that it will be liquid or sustainable, and (2) the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in the notes of each series. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops, you may be unable to resell your notes at their fair market value or at all. The liquidity and price for the notes will depend on many factors, including:

  •
  our credit ratings with major credit rating agencies;

  •
  the prevailing interest rates being paid by other companies similar to us;

  •
  the market price of our common stock;

  •
  our financial condition, financial performance and future prospects; and

  •
  the overall condition of the financial markets.

        In addition, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the market price of the notes, and we cannot assure you that you will be able to sell your notes at a particular time or that the price that you receive when you sell your notes will be favorable.

Our credit ratings may not reflect all risks of your investment in the notes.

        The credit ratings assigned to the notes are limited in scope and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency if, in such rating agency's judgment, circumstances so warrant. The credit rating agencies also evaluate the various industries in which we operate and may change their credit rating for us based on their overall view of those industries. A negative change in our ratings could have an adverse effect on the market price of the notes. Credit ratings are not a recommendation to buy, sell or hold any security. Each agency's rating should be evaluated independently of any other agency's rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

We may be able to incur substantially more debt.

        After giving effect to this offering of notes and the use of proceeds thereof, our total indebtedness at June 30, 2020 would have been approximately $1.7 billion. Additionally, we have the ability under our existing credit facilities to incur substantial additional indebtedness in the future. Our level of indebtedness could have important consequences to you. For example, it could:

  •
  require us to dedicate a substantial portion of our cash flow from operations to the payment of debt service, reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  increase our vulnerability to adverse economic or industry conditions;

  •
  limit our ability to obtain additional financing in the future to enable us to react to changes in our business; or

  •
  place us at a competitive disadvantage compared to businesses in our industry that have less indebtedness.

        If we incur any additional indebtedness that ranks equally with the notes, the holders of that indebtedness will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of Reliance.

To service our indebtedness, we will require a significant amount of cash and, if we cannot generate the required cash, we may not be able to make the necessary payments under the notes.

        Our ability to make payments on our indebtedness, including the notes, and to fund planned capital expenditures and other expenses will depend on our ability to generate cash in the future. Our ability to generate cash, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

        A significant portion of our operations are conducted through our subsidiaries. As a result, our ability to service our debts, including our obligations under the notes and other obligations, depends in part on the earnings of our subsidiaries and the payment of those earnings to us in the form of dividends, loans or advances and through repayment of loans or advances from us. Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to meet our payment obligations on the notes, whether in the form of dividends, distributions, loans or other payments. In addition, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations.

        If our cash flow and capital resources are insufficient to allow us to make scheduled payments on our debt, we may have to sell assets, seek additional capital or restructure or refinance our debt. We cannot assure you that the terms of our debt would allow for these alternative measures, that these alternative measures would be available to us, or that such measures would satisfy our scheduled debt service obligations.

The limited covenants in the indenture do not provide protection against some types of important corporate events.

        The indenture for the notes will not:

  •
  limit our ability to incur indebtedness;

  •
  limit our subsidiaries' ability to incur indebtedness, which would effectively rank senior to the notes;

  •
  restrict our subsidiaries' ability to issue securities that would be senior to the equity interests of our subsidiaries that we hold;

  •
  restrict our ability to purchase or prepay our securities;

  •
  restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes; or

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity which might protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations.

        Furthermore, the indenture for the notes will contain only limited protections in the event of a change in control. We could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes but would not constitute a change of control repurchase event that permits holders to require us to repurchase their notes. For these reasons, you should not consider the covenants in the indenture or the repurchase feature of the notes as a significant factor in evaluating whether to invest in the notes.

We may be unable to redeem or repurchase your notes upon a change of control repurchase event.

        Holders of the notes will have the right, at their option, to require us to repurchase all or a portion of their notes upon the occurrence of a change of control repurchase event, which is a repurchase event involving both a change of control of Reliance and the applicable series of notes being rated below investment grade following a downgrade by each of S&P Global Ratings and Moody's Investors Service, Inc. In such case, unless we have exercised our option to redeem the notes, we must offer to repurchase such series of notes at a price equal to 101% of the principal amount thereof outstanding on the date of such change of control repurchase event, plus accrued and unpaid interest from the date of initial issuance to, but excluding, the repurchase date. If we do not have sufficient funds to pay the redemption or repurchase price for all of the notes to be redeemed or repurchased, an event of default under the indenture governing the notes would occur. We would need to seek third-party financing to the extent we do not have available funds to meet our redemption or repurchase obligation. However, there can be no assurance that we would be able to obtain any such financing on acceptable terms or at all. In addition, cash payments in respect of notes to be redeemed or repurchased may be subject to limits and might be prohibited, or create an event of default, under our indebtedness or other agreements relating to borrowings that we may enter into from time to time. Our failure to make cash payments in respect of notes to be redeemed or repurchased also could result in an event of default under the notes or under other credit-related agreements. Our inability to pay for notes that are to be redeemed or repurchased also could result in holders receiving substantially less than the principal amount of the notes.

Because the notes are unsecured, they will be effectively subordinated to any secured debt to the extent of the assets securing such debt. Further, your right to receive payments on the notes is structurally subordinated to all of our subsidiaries' existing and future liabilities.

        Our obligations under the notes are unsecured. The notes will be structurally subordinated to any obligations under any secured debt to the extent of the assets securing such secured debt. At June 30, 2020, we had no secured indebtedness outstanding; however, the indenture governing the notes will permit us and our subsidiaries to incur secured indebtedness in the future. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, any pledged assets would be available to satisfy obligations of secured indebtedness before any payment could be made on the notes.

        The notes will be issued by Reliance Steel & Aluminum Co. and will not be guaranteed by any of our subsidiaries. The notes therefore will be structurally subordinated to the existing and future claims of our subsidiaries' creditors, including trade payables and lease obligations. Holders of the notes will not be creditors of our subsidiaries.

        Consequently, the notes will be structurally subordinated to all liabilities, whether or not secured, of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. At June 30, 2020, our subsidiaries had outstanding approximately $13.2 million of total debt (excluding intercompany debt and $1.9 million of finance leases).

USE OF PROCEEDS

        The net proceeds from this offering will be approximately $889.0 million, after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to repay outstanding indebtedness under our unsecured revolving credit facility and our unsecured term loan and for general corporate purposes.

        As of the date of this prospectus, approximately $300.0 million was outstanding under the revolving credit facility and $435.0 million was outstanding under the term loan. Weighted average interest rates on borrowings outstanding under the revolving credit facility and the term loan were 1.18% as of June 30, 2020. The revolving credit facility and the term loan both mature on September 30, 2021.

        Pending use of the net offering proceeds as described above, we intend to invest the net proceeds in short-term interest-bearing accounts, securities or similar investments.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2020 on (1) an actual basis and (2) an as adjusted basis to reflect the completion of this offering of $900 million of notes and the repayment of the revolving credit facility and term loan as described under "Use of Proceeds."

        You should read this information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included in our annual report on Form 10-K for the year ended December 31, 2019, and our quarterly report on Form 10-Q for the quarter ended June 30, 2020, both of which are incorporated by reference herein, and with "Use of Proceeds" elsewhere herein.

	At June 30, 2020
(in millions)	Actual	As adjusted
Cash and cash equivalents	$222.7	$376.7

Debt (including current maturities)
Unsecured revolving credit facility due September 30, 2021(1)	$300.0	$—
Unsecured term loan due from September 30, 2020 to September 30, 2021	435.0	—
Senior unsecured notes, 4.500%, due April 15, 2023	500.0	500.0
Senior unsecured notes, 6.850%, due November 15, 2036	250.0	250.0
Other notes and revolving credit facilities	13.2	13.2
Notes offered hereby, 1.300%, due August 15, 2025	—	400.0
Notes offered hereby, 2.150%, due August 15, 2030	—	500.0

Total debt	1,498.2	1,663.2

Total Reliance stockholders' equity	4,953.9	4,953.9
Noncontrolling interests	7.6	7.6

Total equity	4,961.5	4,961.5

Total capitalization	$6,459.7	$6,624.7

(1)
Amount shown does not include $45.0 million of net borrowings paid down under our unsecured revolving credit facility between July 1, 2020 and July 27, 2020.

 DESCRIPTION OF NOTES

        This section of the prospectus supplement contains a description of the material terms of the notes and the indenture but is only a summary of those terms. Reference is hereby made to the indenture, the supplemental indenture, the form of note for each series and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). For purposes of this description, references to "we," "us" and "our" refer only to Reliance Steel & Aluminum Co. and not to its subsidiaries.

General

        We will issue each series of notes under an indenture, to be dated as of August 3, 2020, between us and Wells Fargo Bank, National Association, as trustee, as supplemented by a supplemental indenture, to be dated as of August 3, 2020, between us and the trustee. We refer to the indenture, as supplemented by such supplemental indenture, as the indenture. The trustee will initially be the security registrar and paying agent for each series of notes.

        When we use the term "business day," we mean any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

        Each series of notes will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness.

        Each series of notes will be issued as fully registered notes in global form (to be deposited with the depositary or its custodian) and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        In addition to the notes, we may issue from time to time other series of debt securities under the indenture consisting of debentures, notes or other evidences of indebtedness, but such other series will be separate from and independent of the notes. The indenture will not limit the amount of debt securities or any other indebtedness (whether secured or unsecured or whether subordinated or unsubordinated) which we may incur.

        We may from time to time, without the consent of the holders of the notes, reopen either series of notes and issue additional notes having the same ranking and the same interest rate, maturity and other terms as the applicable series of notes, except for the public offering price and the issue date and, if applicable, the initial interest accrual date and the initial interest payment date. Any additional notes having similar terms, together with the notes of the series being reopened, will constitute a single series of debt securities under the indenture and will be fungible with the previously issued notes of that series (including for U.S. federal income tax purposes) to the extent specified in the applicable pricing supplement. Any such additional notes that are not fungible with either series of the notes offered by this prospectus supplement for U.S. federal income tax purposes will have a separate CUSIP number. No such additional notes may be issued if an event of default has occurred and is continuing with respect to such series.

        The 2025 notes will mature at 100% of their principal amount on August 15, 2025 and the 2030 notes will mature at 100% of their principal amount on August 15, 2030 (each, a "maturity date") unless earlier redeemed or repurchased. We may redeem some or all of the notes of each series at any time before the applicable maturity date at the applicable redemption price described below in "—Optional Redemption." If a change of control repurchase event occurs, as described in this prospectus supplement, unless we have exercised our option to redeem the notes, we will be required to offer to repurchase the notes at the price described below in "—Repurchase of Notes upon a Change of Control Repurchase Event."

        Payments of principal and interest to owners of the book-entry interests described below are expected to be made in accordance with the procedures of The Depository Trust Company ("DTC") and its participants, including Clearstream Banking, S.A. ("Clearstream"), and Euroclear Bank SA/NV, as operator of the Euroclear System ("Euroclear").

        The trustee will maintain an office in the continental United States where we will pay the principal and premium, if any, on the notes and, to the extent the notes are not held in book-entry form through DTC, you may present the notes for registration of transfer and exchange, for redemption, at maturity or otherwise. See "—Book-Entry System."

Interest

        The 2025 notes will bear interest from and including August 3, 2020 to, but excluding, the applicable maturity date at a rate per annum equal to 1.300% and the 2030 notes will bear interest from and including August 3, 2020 to, but excluding, the applicable maturity date at a rate per annum equal to 2.150%. Interest on the notes will be payable semi-annually in arrears on February 15 and August 15 of each year (each, an "interest payment date"), beginning on February 15, 2021 to the persons in whose names the notes are registered at the close of business on February 1 and August 1, whether or not a business day. Interest on the notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

        If any interest payment date or the maturity date of either series of notes falls on a day that is not a business day, the related payment will be made on the next succeeding business day with the same force and effect as if made on the day such payment was due, and no interest will accrue for the period from and after the interest payment date or maturity date, as the case may be.

Ranking

        The notes will be senior unsecured obligations of Reliance Steel & Aluminum Co. and will rank equally with all of our existing and future senior unsecured debt. The notes will not be guaranteed by any of our subsidiaries, and accordingly will be structurally subordinated to the existing and future claims of our subsidiaries' creditors, including trade payables and lease obligations. Holders of the notes will not be creditors of our subsidiaries.

        We derive a large portion of our operating income and cash flow from our investments in subsidiaries. However, the notes will be obligations exclusively of us and will not be guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all debt and other liabilities of our subsidiaries, which means that creditors of our subsidiaries will be paid from their assets before holders of the notes would have any claims to those assets. At June 30, 2020, our subsidiaries had outstanding approximately $13.2 million of total debt (excluding intercompany debt and $1.9 million of finance leases). Our subsidiaries have no obligation to pay any amounts due on the notes.

        At June 30, 2020, we had outstanding $1.5 billion of unsubordinated debt, all of which was unsecured. The indenture will not limit our ability, or that of any of our existing or future subsidiaries, to incur senior, subordinated or secured indebtedness and other liabilities or to issue preferred stock.

Optional Redemption

        Prior to (i) with respect to the 2025 notes, July 15, 2025 (one month prior to the maturity date of such notes), and (ii) with respect to the 2030 notes, May 15, 2030 (three months prior to the maturity date of such notes) (each, a "par call date") we may redeem all or a portion of either series of notes at our option at any time or from time to time as set forth below. We will mail or send notice of such redemption to the registered holders of the notes to be redeemed at least 10 days and not more than

60 days prior to the redemption date. We may redeem such notes at a redemption price equal to the greater of:

  •
  100% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the redemption date; and

  •
  the sum of the present values of the Remaining Scheduled Payments of principal and interest in respect thereof (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points in the case of the 2025 notes and plus 25 basis points in the case of the 2030 notes, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

        On or after the applicable par call date, we may redeem either series of notes, in whole or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to, but excluding, the redemption date.

        The following terms are relevant to the determination of the redemption price:

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term ("Remaining Life") of the series of notes to be redeemed (assuming that such notes matured on the applicable par call date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations or (2) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations or, if only one such quotation is obtained, such quotation.

        "Independent Investment Banker" means an independent investment banking institution of national standing appointed by us, which may be one of the Reference Treasury Dealers.

        "Reference Treasury Dealer" means BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, and their respective successors; provided that if any of the foregoing or any such successor shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

        "Remaining Scheduled Payments" means, with respect to the series of notes to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption (assuming that such notes matured on the applicable par call date); provided, however, that if such redemption date is not an interest payment date, with respect to such notes, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

        "Treasury Rate" means, with respect to any redemption date for a series of notes:

  •
  the yield, under the heading which represents the average for the immediately preceding week, appearing in, or available through, the most recently published statistical release designated

    "H.15" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System (or companion online data resource published by the Board of Governors of the Federal Reserve System) and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the applicable Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month),

  •
  if the period from the redemption date to the maturity date of such notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used, or

  •
  if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        The Treasury Rate shall be calculated by us on the third business day preceding the redemption date and delivered in writing to the trustee. The trustee shall not be responsible for any such calculation.

Repurchase of Notes upon a Change of Control Repurchase Event

        If a change of control repurchase event occurs, unless we have exercised our right to redeem all notes of a series as described above, we will be required to make an offer to each holder of the notes to repurchase all or any part (in denominations of $2,000 and in integral multiples of $1,000 in excess thereof) of that holder's notes at a repurchase price in cash equal to 101% of the principal amount thereof plus any accrued and unpaid interest on such notes to, but excluding, the date of repurchase. Within 30 days following any change of control repurchase event or, at our option, prior to any change of control, but after the public announcement of the change of control, we will mail (or deliver electronically via the facilities of DTC) a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase such notes on the payment date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed (or delivered electronically). The notice shall, if mailed (or delivered electronically) prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control repurchase event provisions of the notes by virtue of such conflict.

        On the repurchase date following a change of control repurchase event, we will, to the extent lawful:

  (1)
  accept for payment all the notes or portions of the notes of each series properly tendered pursuant to our offer;

  (2)
  no later than 11:00 a.m. New York City time, deposit with the paying agent an amount equal to the aggregate purchase price in respect of each series of notes or portions thereof properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee the notes of each series properly accepted, together with an officer's certificate stating the aggregate principal amount of each series of notes being purchased by us.

        The paying agent will promptly mail (or deliver electronically) to each holder of notes of a series properly tendered the purchase price for such notes, and the trustee will promptly authenticate after receipt of an authentication order and mail (or cause to be transferred by book-entry) to each holder a new note of such series equal in principal amount to any unpurchased portion of any such notes surrendered.

        We will not be required to make an offer to repurchase the notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

        The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The change of control repurchase event feature is a result of negotiations between us and the underwriters. We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or the credit ratings of the notes. Restrictions on our ability to incur Liens and enter into sale and leaseback transactions are contained in the covenants as described under "—Certain Covenants—Limitation on Liens" and "—Certain Covenants—Limitation on Sale and Leaseback Transactions." Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, however, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

        We may not have sufficient funds to repurchase all the notes upon a change of control repurchase event. In addition, even if we have sufficient funds, we may be prohibited from repurchasing the notes under the terms of the Credit Agreement. See "Risk Factors—We may be unable to redeem or repurchase your notes upon a change of control repurchase event."

        For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

        "change of control" means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our and our subsidiaries' properties or assets taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than us or one of our subsidiaries; (2) the adoption of a plan relating to our liquidation or dissolution; or (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our voting stock.

        "change of control repurchase event" means the occurrence of both a change of control and a ratings event.

        "investment grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's); a rating of BBB– or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.

        "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

        "rating agency" means (1) each of Moody's and S&P; and (2) if either of Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) under the Exchange Act, selected by us as a replacement agency for Moody's or S&P, or both, as the case may be.

        "rating category" means (1) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (2) with respect to Moody's, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (3) the equivalent of any such category of S&P or Moody's used by another rating agency. In determining whether the rating of the notes has decreased by one or more gradations, gradations within rating categories (+ and – for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB– to B+, will constitute a decrease of one gradation).

        "rating date" means the date that is 60 days prior to the earlier of, (1) a change of control or (2) public notice of the occurrence of a change of control or of our intention to effect a change of control.

        "ratings event" means the occurrence of the events described in (a) or (b) below with respect to a series of notes on, or within 60 days after, the earlier of (1) the occurrence of a change of control and (2) public notice of the occurrence of a change of control or of our intention to effect a change of control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies): (a) in the event the notes are rated by both rating agencies on the rating date as investment grade, the rating of the notes shall be reduced so that the notes are rated below investment grade by both rating agencies, or (b) in the event the notes (i) are rated investment grade by one rating agency and below investment grade by the other rating agency or (ii) below investment grade by both rating agencies on the rating date, the rating of the notes by either rating agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories). Notwithstanding the foregoing, a ratings event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a ratings event for purposes of the definition of change of control repurchase event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the ratings event).

        "S&P" means S&P Global Ratings, a division of S&P Global Inc. or any successor thereto.

        "voting stock" of any specified "person" (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants

        Except as set forth below, neither we nor any of our subsidiaries will be restricted by the indenture from:

  •
  incurring any indebtedness or other obligation,

  •
  paying dividends or making distributions on our capital stock or on the capital stock of our subsidiaries, or

  •
  purchasing or redeeming our capital stock or the capital stock of our subsidiaries.

        In addition, we will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of any of the notes upon a change of control or other events involving us or any of our subsidiaries that may adversely affect the creditworthiness of the notes, except to the limited extent provided under "—Repurchase of Notes upon a Change of Control Repurchase Event." Among other things, the indenture will not contain covenants designed to afford holders of the notes any protections in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the notes, except to the limited extent provided under "—Repurchase of Notes upon a Change of Control Repurchase Event."

        The indenture will contain the following principal covenants:

  Limitation on Liens

        We will not directly or indirectly incur, and will not permit any of our restricted subsidiaries to directly or indirectly incur, any indebtedness secured by a mortgage, security interest, pledge, lien, charge or other similar encumbrance (collectively, "Liens") upon any principal property or any shares of stock of any of our restricted subsidiaries (whether now existing or owned or hereafter created or acquired) unless prior to or at the same time, the notes (together with, at our option, any other indebtedness of ours or any of our restricted subsidiaries ranking equally in right of payment with the notes) are equally and ratably secured with or, at our option, prior to, such secured indebtedness. Any lien created for the benefit of holders of the notes shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the applicable lien described herein without any further action on the part of the holders of the notes or us or our restricted subsidiaries.

        The foregoing restriction will not apply to:

  (1)
  Liens on principal property or shares of stock existing with respect to any person at the time such person becomes a restricted subsidiary; provided that such Lien was not incurred in anticipation of such person becoming a restricted subsidiary;

  (2)
  Liens on principal property or shares of stock existing at the time of acquisition by us or any of our restricted subsidiaries of such property or shares of stock (which may include property previously leased by us or any of our restricted subsidiaries and leasehold interests on such property, provided that the lease terminates prior to or upon the acquisition) or Liens on principal property or shares of stock to secure the payment of all or any part of the purchase price of such property or shares of stock, or Liens on principal property or shares of stock to secure any indebtedness for borrowed money incurred prior to, at the time of, or within 18 months after, the latest of the acquisition of such property or shares of stock or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property, the construction or the making of the improvements;

  (3)
  Liens securing indebtedness of ours or of any restricted subsidiary owing to us or any of our subsidiaries;

  (4)
  Liens existing on the date of the initial issuance of the notes (other than any additional notes);

  (5)
  Liens on principal property of, or shares of stock owned by a person existing at the time such person is merged into or consolidated with us or any of our restricted subsidiaries, at the time such person becomes a restricted subsidiary, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to us or any of our restricted subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction;

  (6)
  Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

  (7)
  Liens securing the notes (including any additional notes) and any Liens that secure debt under the Credit Agreement and the existing notes equally and ratably with Liens securing the notes;

  (8)
  Liens imposed by law, such as carriers', warehousemen's, mechanic's, materialmen's and repairmen's Liens and other similar Liens, and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

  (9)
  Liens consisting of pledges or deposits to secure obligations under workers' compensation, unemployment insurance, social security and other laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

  (10)
  Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

  (11)
  Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

  (12)
  Liens on principal property incurred in connection with any transaction permitted under "—Limitation on Sale and Leaseback Transactions" which shall not be in addition to any basket provided in the last paragraph of such covenant;

  (13)
  Liens in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens; or

  (14)
  any extensions, renewals or replacements of any Lien referred to in clauses (1) through (13) without increase of the principal of the indebtedness secured by such Lien; provided, however, that any Liens permitted by any of clauses (1) through (13) shall not extend to or cover any property of ours or of any of our restricted subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

        Notwithstanding the restrictions set forth in the preceding paragraph, we and our restricted subsidiaries will be permitted to incur indebtedness secured by a Lien that would otherwise be subject to the foregoing restrictions without equally and ratably securing the notes, provided that, after giving effect to such indebtedness, the aggregate amount of all indebtedness secured by Liens (not including Liens permitted under clauses (1) through (14) above), together with all attributable debt outstanding pursuant to the second paragraph of the "—Limitation on Sale and Leaseback Transactions" covenant described below, does not exceed 15% of our Consolidated Net Tangible Assets calculated as of the date of the creation or incurrence of the Lien. We and our restricted subsidiaries also may, without equally and ratably securing the notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

  Limitation on Sale and Leaseback Transactions

        We will not directly or indirectly, and will not permit any of our restricted subsidiaries directly or indirectly to, enter into any sale and leaseback transaction for the sale and leasing back of any principal property, whether now owned or hereafter acquired, unless:

  (1)
  such transaction was entered into prior to the date of the initial issuance of the notes (other than any additional notes);

  (2)
  such transaction was for the sale and leasing back to us of any principal property by one of our subsidiaries;

  (3)
  such transaction involves a lease for not more than three years (or which may be terminated by us or our restricted subsidiaries within a period of not more than three years);

  (4)
  we would be entitled to incur indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the notes pursuant to the second paragraph of the "—Limitation on Liens" covenant described above; or

  (5)
  we apply an amount equal to the net proceeds from the sale of such principal property to the purchase of other property or assets used or useful in our business or to the retirement of long-term indebtedness within 365 days before or after the effective date of any such sale and leaseback transaction; provided that, in lieu of applying such amount to the retirement of long-term indebtedness, we may deliver notes to the trustee for cancellation, such notes to be credited at the cost thereof to us.

        Notwithstanding the restrictions set forth in the preceding paragraph, we and our restricted subsidiaries may enter into any sale and leaseback transaction that would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of all attributable debt with respect to such transactions, together with all indebtedness outstanding pursuant to the third paragraph of the "—Limitation on Liens" covenant described above, does not exceed 15% of our Consolidated Net Tangible Assets calculated as of the closing date of the sale and leaseback transaction.

  Consolidation, Merger or Sale of Assets

        The indenture will provide that we may consolidate with or merge with or into any other person, and may sell, transfer, or lease or convey all or substantially all of our properties and assets to another person; provided that the following conditions are satisfied:

  •
  we are the continuing entity, or the resulting, surviving or transferee person (the "Successor") is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the notes and the indenture;

  •
  immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and

  •
  we shall deliver to the trustee an officer's certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, transfer, lease or conveyance complies with the indenture.

        If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and under the notes.

        Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the notes for "new" notes, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the notes. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

  Provision of Financial Information

        For so long as any notes are outstanding, we will deliver to the trustee and the holders the annual reports, quarterly reports and other documents which we are required to file with the SEC pursuant to Section 13(a) or 15(d) or any successor provision, within 15 days after the date that we file the same with the SEC.

        Reports and other documents filed by us with the SEC and publicly available via the EDGAR system or on our website will be deemed to be delivered to the trustee and the holders as of the time such filing is publicly available via EDGAR or on our website for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed or are publicly available via EDGAR or on our website. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants relating to the notes (as to which the trustee is entitled to rely exclusively on an officer's certificate). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC or our website under the indenture, or participate in any conference calls.

Events of Default

        Each of the following events will be defined in the indenture as an "event of default" with respect to the notes of any series:

  (1)
  a default in any payment of interest on the notes of the applicable series when due, which continues for 30 days;

  (2)
  a default in the payment of principal of or premium, if any, on the notes of the applicable series when due at its stated maturity date, upon optional redemption or otherwise;

  (3)
  our failure to repurchase notes tendered for repurchase following the occurrence of a change of control repurchase event in conformity with the covenant set forth under "—Repurchase of Notes upon a Change of Control Repurchase Event";

  (4)
  our failure to comply with our other agreements contained in the indenture, which continues for 90 days after written notice thereof to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the notes of such series then outstanding (including any additional notes);

  (5)
  (a) our failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness (other than indebtedness owing to any of our subsidiaries) outstanding in an amount in excess of $100.0 million and continuance of this failure to pay or (b) a default on any of our indebtedness (other than our indebtedness owing to any of our subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $100.0 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after written notice thereof to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of outstanding notes (including any additional notes); provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured; and

  (6)
  various events in bankruptcy, insolvency or reorganization involving us.

        If an event of default (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding notes of such series by notice to us and the trustee, may declare the principal of and premium, if any, and accrued and unpaid interest on all the notes of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the notes of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

        The holders of not less than a majority in aggregate principal amount of the outstanding notes of such series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the notes of such series, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.

        We are required to furnish the trustee annually within 120 days after the end of our fiscal year a statement by one of our officers to the effect that, to the knowledge of such officer, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

        No holder of the notes of any series will have any right (by virtue or by availing of any provision of the indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise) to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

  (1)
  an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the notes of such series;

  (2)
  the holders of not less than 25% of the aggregate principal amount of the outstanding notes of such series have requested the trustee to institute proceedings in respect of such event of default;

  (3)
  the trustee has been offered security or indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

  (4)
  the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of security or indemnity; and

  (5)
  no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding notes of such series.

        The holders of a majority in aggregate principal amount of each series of notes then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the notes of such series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture will provide that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the notes of a series unless they will have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

        Notwithstanding the foregoing, the holder of any note will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that note on or after the due dates expressed in that note and to institute suit for the enforcement of payment.

Modification and Waivers

        Modification and amendments of the indenture and each series of notes may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes of such series affected thereby; provided, however, that no such modification or amendment may, without the consent of each holder of notes of such series affected thereby:

  •
  change the stated maturity of the principal of, or installment of interest on, such notes;

  •
  reduce the principal amount of the notes or reduce the amount of the principal of such notes which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest thereon;

  •
  reduce any premium payable on the redemption of such notes or change the date on which such notes may or must be redeemed (it being understood that a change to any notice requirement with respect to such date shall not be deemed to be a change of such date);

  •
  change the coin or currency in which the principal of, premium, if any, or interest on such notes is payable;

  •
  impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of such notes (or, in the case of redemption, on or after the redemption date);

  •
  reduce the percentage in aggregate principal amount of the outstanding notes of such series, the consent of whose holders is required in order to take certain actions;

  •
  modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of such notes except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note of such series affected thereby; or

  •
  modify any of the above provisions.

        We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and each series of notes with respect to the following:

  •
  to add to our covenants for the benefit of holders of the notes of all or any series or to surrender any right or power conferred upon us;

  •
  to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under "—Covenants—Consolidation, Merger or Sale of Assets";

  •
  to add any additional events of default for the benefit of holders of the notes of all or any series;

  •
  to add one or more guarantees or co-obligors for the benefit of holders of the notes or evidence the release of any guarantee of the notes pursuant to the terms of the indenture;

  •
  to secure such notes;

  •
  to add or appoint a successor or separate trustee or other agent;

  •
  to provide for the issuance of additional notes of any series;

  •
  to establish the form or terms of notes of any series as permitted by the indenture;

  •
  to comply with the rules of any applicable securities depository;

  •
  to provide for uncertificated notes in addition to or in place of certificated notes;

  •
  to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of notes; provided that any such addition, change or elimination shall become effective only when there is no outstanding note of such series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to conform the provisions of the indenture, any supplemental indenture or series of notes to the "Description of Notes" section of this prospectus supplement and the "Description of Debt Securities" section of the accompanying prospectus;

  •
  to change any other provision; provided that the change does not adversely affect the interests of the holders of notes of any outstanding series in any material respect;

  •
  to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of notes pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of notes of such series or any other series of notes in any material respect;

  •
  to comply with the rules or regulations of any securities exchange or automated quotation system on which such series of notes may be listed or traded; and

  •
  to add to, change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act.

        The holders of at least a majority in aggregate principal amount of each series of then outstanding notes may, on behalf of the holders of all notes of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding notes of a series may, on behalf of the holders of all notes of that series, waive any past default and its consequences under the indenture with respect to the notes of that series, except a default (1) in the payment of principal or premium, if any, or interest on the notes of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

        We may discharge certain obligations to holders of the notes of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the notes have become due and payable) or to the maturity thereof or the redemption date of the notes of that series, as the case may be.

        The indenture will provide that we may elect either (1) to defease and be discharged from any and all obligations with respect to the notes of a series (except for, among other things, obligations to register the transfer or exchange of the notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency with respect to the notes and to hold moneys for payment in trust) ("legal defeasance") or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the notes of a series and clauses (3), (4) and (5) under "—Events of Default" will no longer be applied ("covenant defeasance"). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the notes of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the notes on the scheduled due dates therefor.

        If we effect covenant defeasance with respect to the notes of a series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of an independent public accountant or financial advisor, to pay amounts due on the notes of that series at the stated maturity of such notes but may not be sufficient to pay amounts due on the notes of that series at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

        We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the notes of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

        We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Governing Law; Jury Trial Waiver

        The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York. The indenture will provide that we and the trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture or the notes.

Regarding the Trustee

        Wells Fargo Bank, National Association is the trustee under the indenture. The trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The trustee shall not be responsible for determining whether any change of control repurchase event has occurred and whether any offer to repurchase the notes is required. The trustee shall not be responsible for monitoring our rating status, making any request upon any rating agency, or determining whether any ratings event with respect to the notes has occurred.

        The trustee is permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict, or else resign as provided in the indenture. Wells Fargo Securities, LLC, an affiliate of the trustee, is one of the underwriters. A portion of the proceeds from the notes will be used to pay down an existing loan to Wells Fargo Bank, National Association.

Book-Entry System

        DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the notes. The notes will be issued as fully registered securities registered in the name of Cede & Co., the depositary's nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of each series of the notes, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by global security certificates.

        Investors may elect to hold interests in the global notes through either DTC in the U.S. or Clearstream or Euroclear, in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC.

        DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it and facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the NYSE American LLC, and the Financial Industry Regulatory Authority, Inc. Access to DTC's system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly. Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

        Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law, which we refer to collectively as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no records of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions.

        We will issue the notes in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated notes upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such notes. If we determine at any time that the notes shall no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global note, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for security certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates. In connection with any proposed exchange of a global note for a certificated note, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Internal Revenue Code of 1986, as amended. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

        As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all notes represented by these certificates for all purposes under the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

  •
  will not be entitled to have the notes represented by these global security certificates registered in their names, and

  •
  will not be considered to be owners or holders of the global security certificates or any notes represented by these certificates for any purpose under the notes or the indenture.

        All payments on the notes represented by global security certificates and all transfers and deliveries of related notes will be made to the depositary or its nominee, as the case may be, as the holder of such securities. Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee.

        Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to these beneficial ownership interests.

        Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

        The information in this section concerning the depositary, its book-entry system, Clearstream and Euroclear has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

        Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.

        Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).

        Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

Definitions

        The indenture will contain the following defined terms:

        "attributable debt" means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items that do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

        "Consolidated Net Tangible Assets" means, as of the time of determination, the aggregate amount of our assets and the assets of our consolidated subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities (excluding (i) the current portion of any long-term debt and (ii) the current maturities of operating lease liabilities), as reflected on our most recent consolidated balance sheet in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q or any amendment thereto filed pursuant to the Exchange Act by us prior to the time as of which "Consolidated Net Tangible Assets" is being determined.

        "Credit Agreement" means the Credit Agreement dated as of September 30, 2016 by and among us, Bank of America N.A., as administrative agent, issuing lender and swing line lender, and the other lenders party thereto, as the same may be amended, supplemented or otherwise modified from time to time, and any successor credit agreement thereto (whether by renewal, replacement, refinancing, exchange or otherwise).

        "existing notes" means (i) the 6.850% Senior Notes due 2036 issued by us pursuant to the indenture dated as of November 20, 2006, between us and Wells Fargo Bank, National Association, as trustee, as amended, supplemented or otherwise modified from time to time, and (ii) the 4.500% Senior Notes due 2023 issued by us pursuant to the indenture dated as of April 12, 2013, between us and Wells Fargo Bank, National Association, as trustee, as amended, supplemented, refinanced, replaced, exchanged or otherwise modified from time to time.

        "GAAP" means generally accepted accounting principles in the United States of America in effect on the date of the indenture.

        "holder" means the person in whose name a note is registered on the security register books.

        "incur" means issue, assume, guarantee or otherwise become liable for.

        "indebtedness" means, with respect to any person, obligations (other than Non-recourse Obligations) of such person for borrowed money (including without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

        "Non-recourse Obligation" means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us or any of our direct or indirect subsidiaries or (2) the financing of a project involving the development or expansion of our properties or properties of any of our direct or indirect subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to us, any direct or indirect subsidiary of ours or such subsidiary's assets other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

        "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

        "principal property" means any distribution center, steel service center or warehouse owned by us or any restricted subsidiary and located within the United States of America the book value of which (as shown, without deduction of any depreciation reserves, on the books of the owner or owners) on the date of determination is not less 1% of Consolidated Net Tangible Assets.

        "restricted subsidiary" means any of our domestic subsidiaries that owns a principal property.

        "subsidiary" means, with respect to any person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

        In this section, we summarize certain of the material United States federal income tax consequences of purchasing, holding and disposing of the notes. Except where we state otherwise, this summary deals only with notes held as capital assets (as defined in the Internal Revenue Code of 1986, as amended, or the Code) by a holder who purchases the notes at their original issuance for their initial offering price.

        This summary is based on the Code, Treasury regulations (proposed, temporary and final) issued thereunder, and administrative and judicial interpretations thereof, all as they currently exist as of the date of this prospectus supplement and all of which are subject to change (possibly with retroactive effect).

        We do not address all of the tax consequences that may be relevant to a holder. We also do not address, except as stated below, any of the tax consequences to holders that may be subject to special tax treatment, including financial institutions, real estate investment trusts, regulated investment companies, personal holding companies, insurance companies, United States expatriates, and brokers, traders and dealers in securities or currencies. Further, we do not address:

  •
  the United States federal income tax consequences to stockholders or partners in, or beneficiaries of, an entity that is a holder of the notes;

  •
  the United States federal income tax consequences to a tax-exempt organization that is a holder of the notes;

  •
  the United States federal estate and gift or alternative minimum tax consequences of the purchase, ownership or disposition of the notes;

  •
  the United States federal income tax consequences to persons who hold the notes in a "straddle" or as part of a "hedging," "conversion" or "constructive sale" transaction or to "U.S. Holders" (as defined below) whose "functional currency" is not the United States dollar;

  •
  any United States federal income tax consequences that are attributable to persons being required, for United States federal income purposes, to conform the timing of income accruals with respect to the notes to their financial statements under Section 451 of the Code; or

  •
  any state, local or foreign tax consequences of the purchase, ownership and sale of the notes.

        A "U.S. Holder" is a beneficial owner of a note who or that is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation or other entity taxable as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate if its income is subject to United States federal income taxation regardless of its source; or

  •
  a trust if (1) a United States court can exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (2) it has a valid election in place under applicable United States Treasury regulations to be treated as a domestic trust.

        A "Non-U.S. Holder" is a beneficial owner of a note who or that is neither a U.S. Holder nor a partnership (or any other entity classified as a partnership for United States federal income tax purposes).

        If a partnership (or any other entity classified as a partnership for United States federal income tax purposes) purchases the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership holding the notes should consult its own tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

        THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. ALL PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Certain Consequences to U.S. Holders

Certain Contingent Payments

        Although the matter is not free from doubt, we believe and intend to take the position that the notes should not be characterized as contingent payment debt instruments under United States federal income tax law even though the notes provide for certain contingent payments (see "Description of Notes—Repurchase of Notes upon a Change of Control Repurchase Event"). If the Internal Revenue Service, or the IRS, takes a contrary position, a U.S. Holder may be required (i) to accrue interest income at a rate higher than the stated interest rate on the notes, and (ii) to treat as ordinary income, rather than capital gain, any gain on the sale or other disposition of the notes. You should consult your tax advisor about the risk of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not contingent payment debt instruments.

Interest Income

        Stated interest on the notes will be taxable to a U.S. Holder as ordinary income as the interest accrues or is paid, in accordance with the U.S. Holder's method of tax accounting. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for United States federal income tax purposes.

Sale, Exchange, Redemption or Retirement of the Notes

        If you are a U.S. Holder, upon the sale, exchange, redemption or retirement of the notes, you will generally recognize gain or loss in an amount equal to the difference between (i) the amount realized on the sale, exchange, redemption or retirement less any amount received in respect of accrued interest, which will be taxable as interest income to the extent not previously included in income, and (ii) your adjusted tax basis in the notes. Your adjusted tax basis in the notes generally will equal your cost of the notes. Gain or loss on the sale, exchange, redemption or retirement of the notes generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or retirement you have held the notes for more than one year. Long-term capital gains of non-corporate U.S. Holders are currently eligible for preferential rates of taxation. If you are a U.S. Holder that has held the notes for one year or less at the time of the sale, exchange, redemption or retirement, any gain or loss recognized generally will be taxable as short-term capital gain or loss. Any short-term capital gain is taxable at the same rates as ordinary income. The deductibility of capital losses is subject to significant limitations under the Code.

Additional Tax on Net Investment Income

        A U.S. Holder that is an individual, estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (i) such holder's "net investment income" (or undistributed "net investment income" in the case of an estate or trust) as defined in Section 1411(c)(1) of the Code for the relevant taxable year and (ii) the excess of such holder's modified adjusted gross income for such taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A U.S. Holder's net investment income will generally include its interest income and its net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).

Backup Withholding and Information Reporting

        In general, information reporting requirements will apply to payments of principal and interest on the notes and to the proceeds of the sale of notes other than payments to certain exempt recipients, such as corporations. If you fail to supply your correct taxpayer identification number, under-report your tax liability or otherwise fail to comply with applicable United States information reporting or certification requirements, you may also be subject to backup withholding (currently at a rate of 24%) with respect to such payments. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder's United States federal income tax liability, provided the required information is timely furnished to the IRS.

Certain Consequences to Non-U.S. Holders

Interest Income

        Subject to the discussion below under "—Backup Withholding and Information Reporting" and "—Foreign Account Tax Compliance Act," under the "portfolio interest exemption," no withholding of United States federal income tax will apply to a payment of interest on a note to a Non-U.S. Holder, provided that:

  •
  such interest payment is not effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States;

  •
  the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

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  the Non-U.S. Holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership;

  •
  the Non-U.S. Holder is not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

  •
  the Non-U.S. Holder satisfies the certification requirement by providing to the withholding agent, in accordance with specified procedures and under penalties of perjury, a statement to the effect that the holder is not a United States person (generally through the provision of a properly executed Form W-8BEN or W-8BEN-E or, if the notes are held by a securities clearing organization, certain financial institutions that are not qualified intermediaries, foreign partnerships, foreign simple trusts or foreign grantor trusts, a Form W-8IMY along with copies of Forms W-8BEN or W-8BEN-E from the Non-U.S. Holders).

        If a Non-U.S. Holder cannot satisfy the requirements of the portfolio interest exemption described above, payments of interest on a note made to such Non-U.S. Holder generally will be subject to a 30% United States federal withholding tax, unless that holder provides the withholding agent with (i) a properly executed Form W-8BEN or W-8BEN-E, or a substantially similar form signed under the penalties of perjury, claiming an exemption from or reduction of withholding under an applicable

United States income tax treaty or (ii) a properly executed Form W-8ECI, or a substantially similar form signed under the penalties of perjury, stating that the payments on the note are not subject to withholding tax because they are effectively connected with that holder's conduct of a trade or business in the United States.

        If a Non-U.S. Holder is engaged in a trade or business in the United States and the interest on the note is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment within the United States), that Non-U.S. Holder generally will be subject to United States federal income tax on the interest on a net income basis. If such a Non-U.S. Holder provides the withholding agent with a properly executed Form W-8ECI, it will be exempt from the 30% United States federal withholding tax on payments of interest on its notes (as described above). In addition, a Non-U.S. Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30% (or such lower rate as may apply under a tax treaty) branch profits tax on its earnings and profits that are effectively connected with the conduct of that trade or business, subject to certain adjustments.

Sale, Exchange, Redemption or Retirement of the Notes

        Subject to the discussion below under "—Backup Withholding and Information Reporting" and "—Foreign Account Tax Compliance Act," a Non-U.S. Holder will generally not be subject to United States federal withholding or income tax on any gain realized upon the sale, exchange, redemption or retirement of the notes. If, however, a Non-U.S. Holder holds the notes in connection with a trade or business conducted in the United States (and the gain is effectively connected with the conduct of that trade or business) or, in the case of an individual, is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met, the Non-U.S. Holder may be subject to income tax on any gains recognized. Any effectively connected gains generally will be subject to United States federal income tax in the same manner as effectively connected interest income as described above. An individual subject to tax by reason of being present in the United States for 183 days or more as described above will be subject to a flat 30% (or lesser rate as may be specified under an applicable income tax treaty) tax on any gain, which may be offset by U.S. source capital losses, even though such Non-U.S. Holder is not considered a resident of the United States.

Backup Withholding and Information Reporting

        Where required, information will be reported to each Non-U.S. Holder as well as the IRS regarding any interest that is paid and the amount of tax, if any, withheld. Copies of these information returns may also be made available to the tax authorities of the country in which the Non-U.S. Holder is treated as a resident under the provisions of a specific treaty or agreement. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes and the Non-U.S. Holder may be subject to United States backup withholding tax on payments on the notes or on the proceeds from a sale or other disposition of the notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid such information reporting and backup withholding as well. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a credit against such holder's United States federal income tax liability and may entitle such holder to a refund, provided that all required information is timely furnished to the IRS. Non-U.S. Holders should consult their own tax advisors regarding the filing of a United States tax return and the claiming of a credit or refund of such backup withholding.

Foreign Account Tax Compliance Act

        Sections 1471 through 1474 of the Code (commonly referred to as "FATCA") generally will impose a 30% withholding tax (i) on interest paid on a note and (ii) subject to the proposed Treasury regulations discussed below, gross proceeds from the sale or other disposition of a note, in each case if the note is held by or through:

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  certain foreign financial institutions (including investment funds), unless the institution otherwise qualifies for an exemption or enters into an agreement with the U.S. Treasury (i) to collect and report, on an annual basis, information with respect to accounts in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons, and (ii) to withhold on certain payments; or

  •
  a non-financial non-U.S. entity, unless the entity (i) either certifies to the applicable withholding agent that the entity does not have any "substantial United States owners" or provides certain information regarding the entity's "substantial United States owners" or (ii) otherwise establishes an exemption from such withholding tax.

        While withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2019, recently proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued.

        THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase and, in certain instances, holding of the notes by (i) employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) plans described in Section 4975 of the Code which are subject to Section 4975 of the Code (including an individual retirement account ("IRA") and a Keogh plan) or provisions under other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, "Similar Laws"), and (iii) entities whose underlying assets are considered to include "plan assets" (within the meaning of regulations issued by the U.S. Department of Labor (the "DOL"), set forth in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the "DOL Plan Asset Regulations")) of any such plan, account or arrangement (each of the foregoing described in clause (i), (ii) and (iii) referred to herein as a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each, a "Covered Plan") and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises discretionary authority or control over the administration of a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

        When considering an investment in the notes with the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Similar Laws.

        Plan fiduciaries should consider the fact that none of the issuer, an underwriter or certain of the issuer's or underwriter's affiliates (the "Transaction Parties") is acting, or will act, as a fiduciary to any Plan with respect to the decision to purchase and/or hold the notes in connection with the initial offer and sale. The Transaction Parties are not undertaking to provide impartial investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to such decision to purchase the note.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of Section 406 of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and may result in the disqualification of an IRA. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code.

        The acquisition and/or holding of notes by a Covered Plan with respect to which a Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Included among these statutory exemptions are Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempt certain transactions (including, without limitation, a sale and purchase of securities) between a Covered Plan and a party in interest so long as (i) such party in interest is treated as such solely by reason of providing services to the Covered Plan, (ii) such party in interest is not a fiduciary which renders investment advice, or has or exercises discretionary authority or control, with respect to the plan assets involved in such transaction, or an affiliate of any such person and (iii) the Covered Plan neither receives less than nor pays more than "adequate consideration" (as defined in such Sections) in connection with such transaction. In addition, the U.S. Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding the notes in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Government plans, foreign plans and certain church plans, while not subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their counsel before acquiring the notes.

Representations

        Accordingly, by its acceptance of a note, each purchaser and holder of notes, and subsequent transferee of a note will be deemed to have represented and warranted that either (i) such purchaser or subsequent transferee is not, and is not using the assets of, a Plan to acquire or hold the note or (ii) the purchase and holding of a note by such purchaser or transferee does not, and will not, constitute a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing and/or holding of the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Law and whether an exemption would be required. Neither this discussion nor anything provided in this prospectus is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of the notes should consult and rely on their own counsel and advisers as to whether an investment in the notes is suitable for the Plan.

 UNDERWRITING (CONFLICTS OF INTEREST)

        J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC are joint book-running managers and will act as representatives of the underwriters named below.

        Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus supplement, the underwriters named below have severally agreed to purchase from us, and we have agreed to sell, the aggregate principal amount of each series of notes listed opposite their names below at the public offering prices less the underwriting discounts set forth on the cover page of this prospectus supplement:

Underwriters	Aggregate Principal Amount of 2025 Notes	Aggregate Principal Amount of 2030 Notes
J.P. Morgan Securities LLC	$140,000,000	$175,000,000
BofA Securities, Inc.	80,000,000	100,000,000
Wells Fargo Securities, LLC	80,000,000	100,000,000
PNC Capital Markets LLC	20,000,000	25,000,000
TD Securities (USA) LLC	20,000,000	25,000,000
BNP Paribas Securities Corp.	12,000,000	15,000,000
MUFG Securities Americas Inc.	12,000,000	15,000,000
U.S. Bancorp Investments, Inc.	12,000,000	15,000,000
HSBC Securities (USA) Inc.	6,000,000	7,500,000
KeyBanc Capital Markets Inc.	6,000,000	7,500,000
SunTrust Robinson Humphrey, Inc.	6,000,000	7,500,000
Comerica Securities, Inc.	6,000,000	7,500,000

Total	$400,000,000	$500,000,000

        The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions and that the underwriters will purchase all of the notes offered by this prospectus supplement if any of these notes are purchased.

        We have been advised by the underwriters that the underwriters propose to offer the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.350% of the principal amount of the 2025 notes and not in excess of 0.400% of the principal amount of the 2030 notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.250% of the principal amount of the 2025 notes and not in excess of 0.250% of the principal amount of the 2030 notes to certain other dealers. After the initial public offering, the underwriters may change the offering price and other selling terms.

        We estimate that our expenses of this offering, excluding the underwriting discounts, will be approximately $2.7 million.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

        The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active trading market for the notes will develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

        In connection with the offering, the underwriters may engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are listed on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position may cause the price of the note to be higher than it might be in the absence of these purchases.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discounts received by it because the representatives have repurchased notes sold by or for the account of such underwriters in stabilizing or short covering transactions.

        Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        We expect that delivery of the notes will be made against payment for the notes on or about August 3, 2020, which will be the fourth business day following the date of pricing of the notes (this settlement cycle being referred to as "T+4"). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally will be required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the second business day preceding August 3, 2020 will be required, by virtue of the fact that the notes will initially settle in four business days (T+4), to specify alternative settlement arrangements to prevent a failed settlement and should consult their own investment advisor.

Conflicts of Interest

        Affiliates of certain underwriters will receive at least 5% of the net offering proceeds in connection with the repayment of outstanding indebtedness under our unsecured revolving credit facility and our unsecured term loan. See "Use of Proceeds." Accordingly, this offering is made in compliance with the requirements of FINRA Rule 5121. Because the notes offered hereby have an investment grade rating, the appointment of a qualified independent underwriter will not be necessary. The underwriters subject to FINRA Rule 5121 will not confirm sales of the securities to any account over which it exercises discretionary authority without the prior written approval of the customer.

Selling Restrictions

European Economic Area and the United Kingdom

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA") or in the United Kingdom ("UK"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive 2016/97 (as amended, the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the "Prospectus Regulation"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA or the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or the UK may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA or the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

        In the United Kingdom, this prospectus supplement and any other material in relation to the notes described herein is only being distributed to, and is only directed at, persons who are qualified investors within the meaning of the Prospectus Regulation ("qualified investors") who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order"), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order or (iii) persons to whom it may otherwise lawfully be distributed (all such persons together being referred to as "relevant persons"). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principals that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus

(including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

        Each underwriter represents, warrants and agrees that (i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the "SFO") and any rules made thereunder; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the "CO") or which do not constitute an offer to the public within the meaning of the CO; and (ii) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made thereunder.

Japan

        The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any "resident" of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

        Each underwriter acknowledges that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter represents, warrants and agrees that it has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

          (a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

          (b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

        Securities or securities based derivatives contracts (each term as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except:

            (i)  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

           (ii)  where no consideration is or will be given for the transfer;

          (iii)  where the transfer is by operation of law;

          (iv)  as specified in Section 276(7) of the SFA; or

           (v)  as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-Based Derivatives Contracts) Regulations 2018.

        Solely for the purposes of its obligations pursuant to Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, Reliance has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

        This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act ("FinSA") and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

        The validity of the notes and specified legal matters in connection with this offering will be passed upon for us by Hogan Lovells US LLP. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

Independent Registered Public Accounting Firm

        The consolidated financial statements of Reliance Steel & Aluminum Co. and subsidiaries (the "Company") as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the December 31, 2019 consolidated financial statements contains an explanatory paragraph that states the Company changed its method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standard Update (ASU) No. 2016-02, Leases (Topic 842) and all related amendments.

PROSPECTUS

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
RIGHTS
UNITS

        We may offer, from time to time, in one or more series:

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  debt securities;

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  common stock;

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  preferred stock;

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  warrants to purchase common stock, preferred stock and/or debt securities;

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  rights; and

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  units that include any of these securities.

        We may sell any combination of these securities in one or more offerings in amounts, at prices and on terms to be determined at the time of the offering. The debt securities, preferred stock, warrants, rights and units may be convertible or exercisable or exchangeable for common stock or preferred stock or other securities of ours or debt or equity securities of one or more other entities. These securities may also be offered and sold by one or more selling securityholders to be identified in the future.

        Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering and the offered securities and may also add, update or change the information in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "RS."

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Investing in these securities involves certain risks. See "Risk Factors" on page 4 and the other information included and incorporated by reference in this prospectus and the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 28, 2020

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we or any selling securityholder may sell, at any time and from time to time, in one or more offerings, debt securities, common stock, preferred stock, warrants, rights or units.

        Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the offering, and this prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. The prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below in the section entitled "Where You Can Find More Information."

        We may also prepare free writing prospectuses to describe the terms of particular securities, which terms may vary from those described in any prospectus supplement. You therefore should carefully review any free writing prospectus in connection with your review of this prospectus and the applicable prospectus supplement.

        You should rely only on the information contained in this prospectus or any prospectus supplement, including any information that we incorporate by reference, or any free writing prospectus that we distribute. We have not authorized anyone to provide you with different information, and we do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus or a prospectus supplement or contained in any free writing prospectus is accurate as of any date other than the date of the document. We are not making an offer of securities in any jurisdiction where such offer is not permitted.

        Throughout this prospectus, when we use the terms "Reliance," "we," "us," "our" and similar terms, we are referring to Reliance Steel & Aluminum Co. and its subsidiaries, collectively, as the context requires.

WHERE YOU CAN FIND MORE INFORMATION

        The registration statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

        In addition, we file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public from the SEC's website at http://www.sec.gov. We also make available free of charge on our website, www.rsac.com, all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information on our website is not incorporated by reference and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific

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information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered part of this prospectus from the date we file that document. Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update and may supersede information contained or incorporated by reference in this prospectus or any prospectus supplement.

        We incorporate by reference in this prospectus the documents and portions of documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules):

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  our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 27, 2020 (including the portions of our definitive proxy statement for our 2020 annual meeting of stockholders, filed on April 9, 2020, incorporated by reference therein);

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 1, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed on July 24, 2020;

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  our Current Report on Form 8-K filed on May 22, 2020; and

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  the description of our common stock contained in our Registration Statement on Form 8-A/A, filed on June 1, 2015, pursuant to Section 12(b) of the Exchange Act, and all amendments thereto and reports filed for the purpose of updating such description.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our internet website at www.rsac.com or by writing or calling us at the following address and telephone number: Reliance Steel & Aluminum Co., Attention: Senior Vice President, General Counsel and Corporate Secretary, 350 South Grand Avenue, Suite 5100, Los Angeles, California 90071, Telephone: (213) 687-7700.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain certain statements that are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Our forward-looking statements may include, but are not limited to, discussions of our industry, our end markets, our business strategies and our expectations concerning future demand and our results of operations, margins, profitability, impairment and restructuring charges, taxes, liquidity, litigation matters and capital resources. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "preliminary," "range" and "continue," the negative of these terms, and similar expressions. All statements contained in this prospectus and the documents incorporated by reference herein, other than statements of historical fact, are forward-looking statements. These forward-looking statements are based on management's estimates, projections and assumptions as of the date of such statements.

        Forward-looking statements involve known and unknown risks and uncertainties and are not guarantees of future performance. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, actions taken by us, including restructuring or cash-preservation initiatives, as well as developments beyond our control, including, but not limited to, the impact of the novel

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strain of coronavirus ("COVID-19") outbreak and changes in worldwide and U.S. economic conditions that materially impact our customers and the demand for our products and services. The extent to which the COVID-19 pandemic will continue to negatively impact our operations will depend on future developments which are highly uncertain and cannot be predicted, including the duration of the outbreak, new information which may emerge concerning the severity or duration of the COVID-19 pandemic, the actions taken to control the spread of COVID-19 or treat its impact, and changes in worldwide and U.S. economic conditions. Further deteriorations in economic conditions, as a result of COVID-19 or otherwise, could lead to a further or prolonged decline in demand for our products and services and negatively impact our business, and may also impact financial markets and corporate credit markets which could adversely impact our access to financing, or the terms of any financing. We cannot at this time predict the extent of the impact of the COVID-19 pandemic and resulting economic impact, but it could have a material adverse effect on our business, financial position, results of operations and cash flows. Other factors which could cause actual results to differ materially from our forward-looking statements include those disclosed in this report and in other reports we have filed with the SEC. Important risks and uncertainties about our business can be found elsewhere in this prospectus, including the information set forth under "Risk Factors," and in Item 1A "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC. As a result, these statements speak only as of the date that they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

THE COMPANY

        Reliance is a leading diversified metal solutions provider in North America (U.S. and Canada) and has been serving our customers for more than 80 years. Through a network of more than 300 locations in 40 U.S. states and in 13 countries outside the U.S., Reliance provides value-added metals processing services and distributes a full line of over 100,000 metal products, including alloy, aluminum, brass, copper, carbon steel, stainless steel, titanium and specialty steel products, to more than 125,000 customers in a broad range of industries. We focus on small orders with quick turnaround and increasing levels of value-added processing. We have made significant investments in our businesses in recent years, including investments in advanced, state-of-the-art value-added processing equipment to better service our customers while simultaneously increasing our gross profit margin, resulting in higher earnings levels.

        For the year ended December 31, 2019, our net sales were $10.97 billion and our net income attributable to Reliance was $701.5 million. For the six months ended June 30, 2020, our net sales were $4.6 billion and our net income attributable to Reliance was $141.9 million.

        Our primary business strategy is to provide the highest levels of quality and service to our customers in the most efficient operational manner, allowing us to maximize our financial results. Our growth strategy is based on increasing our operating results through organic growth activities and strategic acquisitions that enhance our product, customer and geographic diversification with a focus on higher margin specialty products and value-added processing services. We focus on improving the operating performance at acquired locations by integrating them into our operational model and providing them access to capital and other resources to promote growth and efficiencies. We believe our focused growth strategy of diversifying our products, customers and geographic locations and increasing the level of value-added services provided to our customers makes us less vulnerable to regional or industry-specific economic volatility and somewhat lessens the negative impact of volatility experienced in commodity pricing and cyclicality of our customer end markets, as well as general economic trends. We also believe that our focus on servicing customers with small order sizes and quick turnaround, along with our growth and diversification strategy have been instrumental in our ability to

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produce industry-leading operating results among publicly traded metals service center companies in North America.

        Our principal executive offices are located at 350 South Grand Avenue, Suite 5100, Los Angeles, California 90071. Our website address is www.rsac.com. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

RISK FACTORS

        Investing in our securities involves risks. See the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, as well as any amendments thereto, as applicable, which are incorporated by reference in this prospectus, in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement. We will not receive the proceeds from any sales by selling securityholders.

DESCRIPTION OF SECURITIES

        We will set forth in the applicable prospectus supplement a description of the debt securities, common stock, preferred stock, warrants, rights or units that may be offered under this prospectus.

PLAN OF DISTRIBUTION

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in the applicable prospectus supplement.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the offered securities will be passed upon for us by Hogan Lovells US LLP. Any underwriters will be represented by their own legal counsel and indicated in the applicable prospectus supplement.

EXPERTS

Independent Registered Public Accounting Firm

        The consolidated financial statements of Reliance Steel & Aluminum Co. (the "Company") and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the December 31, 2019 consolidated financial statements contains an explanatory paragraph that states the Company changed its method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standard Update (ASU) No. 2016-02, Leases (Topic 842) and all related amendments.

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$400,000,000 1.300% Senior Notes Due 2025

$500,000,000 2.150% Senior Notes Due 2030

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan
BofA Securities
Wells Fargo Securities

Senior Co-Managers

PNC Capital Markets LLC
TD Securities

Co-Managers

BNP PARIBAS
MUFG
US Bancorp
HSBC
KeyBanc Capital Markets
SunTrust Robinson Humphrey
Comerica Securities

July 28, 2020